SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
SHARES PURCHASED AVERAGE
DATE SOLD(-) PRICE(2)
COMMON STOCK-DOBSON COMMUN CORP.
GAMCO ASSET MANAGEMENT INC.
10/02/07 355,800 12.8000
10/02/07 8,000 12.8100
10/02/07 20,000 12.8000
10/02/07 4,533 12.7800
10/02/07 588,000 12.7921
GABELLI FUNDS, LLC.
GLOBAL UTILITY & INCOME TRUST
10/02/07 44,500 12.8000
GABELLI DIVIDEND & INCOME TRUST
10/02/07 533,800 12.8000
THE GABELLI GLOBAL DEAL FUND
10/02/07 200,000 12.7900
GABELLI CONVERTIBLE FUND
10/02/07 100,000 12.7900
GABELLI ABC FUND
10/02/07 100,000 12.7900

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
ON THE NASDAQ STOCK MARKET.

(2) PRICE EXCLUDES COMMISSION.